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                            MARKETING AGREEMENT


     This Marketing Agreement (the "Agreement") is made and entered into as of this 1st day of September, 1998 (the "Effective Date"), by and between Nutrition Medical, Inc., a Minnesota corporation ("NMI"), and GalaGen Inc., a Delaware corporation ("GALAGEN"), collectively referred to hereinafter as the "Parties" or individually as a "Party."

1.   PURPOSE OF AGREEMENT.

     The purpose of this Agreement is to set forth the relationship of the Parties in the marketing, sale and distribution of certain critical care products of NMI. The products of NMI that are subject to this Agreement (individually a "Product" and together the "Products") are listed on SCHEDULE 1 attached hereto. The Parties acknowledge that this Agreement is entered into in contemplation of the proposed acquisition by GALAGEN of certain assets of NMI pursuant to an Asset Purchase Agreement, of even date herewith, between the Parties (the "Asset Purchase Agreement"). The transactions contemplated by the Asset Purchase Agreement are hereafter collectively referred to as the "Acquisition".

2.   TERM.

     The term of this Agreement (the "Term") shall be from the Effective Date until December 31, 1998, unless terminated sooner pursuant to SECTION 10 herein.

3.   GRANT OF DISTRIBUTION RIGHTS AND ASSIGNMENT OF CONTRACTS.

     3.1 GLUTASORB READY TO USE. NMI hereby grants to GALAGEN an exclusive license to market, sell and distribute, at prices and upon terms to be determined by GALAGEN, the Product known as "Glutasorb Ready to Use" in the United States, Japan, France, England, Scotland, Belgium, Holland, Switzerland, Denmark, Sweden, Norway and Finland.

     3.2 ALL OTHER PRODUCTS. NMI hereby grants GALAGEN an exclusive license to market, sell and distribute, at prices and upon terms to be determined by GALAGEN, in the United States all Products other than "Glutasorb Ready to Use".

     3.3 ASSIGNMENT OF PURCHASE ORDERS AND CUSTOMER CONTRACTS. In connection with the licenses granted above, NMI hereby assigns to GALAGEN, subject to GALAGEN's acceptance, all outstanding customer purchase orders and other customer purchase contracts received by NMI on or after the Effective Date relating to the Products originating from customers in those countries listed above. NMI retains all rights to all customer purchase orders and other customer purchase contracts received prior to the Effective Date.

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4.   LICENSE TO USE MARKS.

     NMI hereby grants to GALAGEN a royalty-free, exclusive license to use any trademark, trade name, or identifying slogan of NMI, whether or not registered (each, a "Mark" and collectively, the "Marks") which are affixed to the Products or any accompanying labels, containers, cartons, or technical or promotional literature and used in connection with the marketing, sale, distribution, or service of the Products pursuant to this Agreement. Such license will be exclusive to GALAGEN in the United States, and with respect to the Product known as "Glutasorb Ready to Use," will also be exclusive in those countries listed in Section 3.1 hereof.

5.   SALE OF PRODUCTS BY NMI TO GALAGEN.

     5.1 OBLIGATIONS OF NMI. During the Term NMI will sell Products to GALAGEN in sufficient quantities out of available inventory to fill all orders placed by GALAGEN's customers. Each such sale of a Product from NMI to GALAGEN will be deemed to occur, and risk of loss and title to the Product will transfer at the time that, but not before, NMI delivers the Product to a common carrier for transportation to GALAGEN's customer in satisfaction of an order placed by such customer, or NMI delivers the Product directly to GALAGEN's customer in satisfaction of an order placed with GALAGEN.

     5.2 PURCHASE PRICE OF PRODUCTS. In consideration of the Products to be sold by NMI to GALAGEN, GALAGEN will pay to NMI:

           (a) the invoice price for each Product, as invoiced by the Product manufacturer, less any discounts, rebates, refunds, incentives or other reductions in cost in any form whatsoever granted by the manufacturer to NMI; plus

           (b) NMI's cost (if any) to ship such Product from the manufacturer to NMI; plus

           (c) NMI's cost to ship the Product from NMI to GALAGEN's customer; plus

           (d) NMI's cost (if any) for packaging materials and supplies used in shipping Products to GALAGEN's customers; plus

           (e) NMI's actual direct labor costs for packaging Products shipped to GALAGEN's customers. For purposes of this provision, direct labor costs will be limited to the actual amounts paid by NMI to third parties for packaging services.

     5.3 REPORTING AND PAYMENTS. NMI will provide to GALAGEN a weekly report during the Term, setting forth in reasonable detail the following information:

           (a) the quantity of each Product shipped during the previous week, by customer;

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           (b)   the manufacturer's invoice price (in accordance with SECTION
5.2(a) herein) for Products shipped during the previous week;

           (c) the Administrative Charge (as defined in SECTION 7 hereof) for Products shipped during the previous week;

           (d) the costs incurred by NMI in each of the categories listed in SECTION 5.2(b) through (e); and

           (e) the aggregate amount payable by GALAGEN relating to Products shipped during the previous week.

GALAGEN will pay to NMI such aggregate amount at the earlier of (i) 45 days after the date of the customer invoice or (ii) receipt by GALAGEN of the customer payment from NMI in accordance with SECTION 6.4 hereunder.

     5.4 VOLUME AND INVENTORY. GALAGEN shall not be required to purchase any minimum amount or quantity of the Products. NMI agrees to use its reasonable best efforts to maintain sufficient inventory, in accordance with past practices, to fulfill all orders generated by GALAGEN (including those assigned by NMI to GALAGEN hereunder) on a timely basis.

     5.5 SAMPLES OF GLUTASORB READY TO USE. GALAGEN will have the right to provide customers or potential customers with free samples of the Product known as Glutasorb Ready to Use from the inventory of such Product held by NMI. There will be no charge to GALAGEN for such samples, provided, however, that GALAGEN may not charge customers or potential customers for such samples.

6.   ACCESS TO NMI COMPUTER SYSTEM;  ADMINISTRATIVE SERVICES TO BE PROVIDED BY
NMI.

     6.1 GENERAL. NMI will make available for use by GALAGEN and employees of GALAGEN its computer system and databases of customers and prospects. During the Term, NMI will continue to be responsible for protecting the integrity and security of such system, including without limitation performing hardware and software maintenance and maintaining a backup system in the event of a system failure. NMI will use its best efforts to safeguard any proprietary data of GALAGEN which may become part of such system and databases, including restricting access to NMI employees on a need-to-know basis. NMI will continue to provide off-site storage of back-up computer files and programs in accordance with current practices (I.E., on a daily basis).

     6.2 CUSTOMER DATA. NMI will make available to GALAGEN and GALAGEN's employees, at GALAGEN's expense, copies of all customer records and account information relating to Products sold prior to the Effective Date. GALAGEN may, at its option, alter the terms of such customer relationship, including credit terms and discounts, and may add new customers or terminate existing customers.

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     6.3   ORDER PROCESSING.  Customer orders will be processed by GALAGEN employees located at NMI's facility or, at GALAGEN's option, by NMI employees located at NMI's facility working under the direction of GALAGEN. Such processing will include: (a) receiving customer orders on NMI phone lines; (b) entering order information into the NMI computer system; (c) filling customer orders in accordance with their terms and updating records accordingly; and (d) after an order has been shipped, invoicing the customer, recording that the sale is attributable to GALAGEN and specifying payment terms and remittance instructions determined by GALAGEN.

     6.4 ACCOUNTS RECEIVABLE PROCESSING. Accounts receivable records will be maintained on the NMI computer system. NMI will be responsible for all collections of accounts receivable and will remit to bank accounts specified by GALAGEN all customer payments owed to GALAGEN for sales made by GALAGEN
hereunder on a weekly basis.   All payments will be applied to open customer
invoices in accordance with the customer's instructions, and if no such instructions are specified the parties will contact such customer to determine such instructions. NMI will provide to GALAGEN periodically a list of all open customer accounts receivable assigned to GALAGEN.

     6.5 REPORTS. By the fifth business day after the end of each month during the Term, NMI will provide to GALAGEN such reports relating to sales of the Products as GALAGEN may reasonably request to allow GALAGEN to properly record such sales, maintain its accounting records and manage its business related to the Products. Such reports may include, without limitation, sales and cost of sales, collections, accounts receivable balances, orders placed and order backlog.

7.   FACILITIES AND SERVICE PAYMENTS.

     7.1 ADMINISTRATIVE CHARGE. In consideration for the services to be provided by NMI hereunder, GALAGEN will pay to NMI an administrative charge (the "Administrative Charge") equal to 15% of the price charged by GALAGEN from its customers for Products sold during the Term. The Administrative Charge will cover, without limitation, warehouse rent, warehouse support services (E.G., insurance, personnel, depreciation, etc.), invoicing services and collection services.

     7.2 OFFICE SPACE SERVICE CHARGES. GALAGEN will pay to NMI the expenses referred to in Section 14.7 of the Asset Purchase Agreement for the services referred to therein. GALAGEN will make such payments on a monthly basis, in arrears.

8.   WARRANTY CLAIMS.

     During the Term, GALAGEN will offer warranties on the Products sold by GALAGEN hereunder consistent with the warranties offered by NMI, and NMI will continue to cover warranty claims, consistent with past practices, on Products sold by it prior to the Effective Date. GALAGEN agrees to obtain NMI's approval (which approval shall not be unreasonably withheld) prior to offering replacement Products directly to customers.

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If any Product returned by a customer to GALAGEN cannot be resold under normal business conditions (for example, if the Product has an expiration date of six months or less from the date on which it is returned), NMI will pay GALAGEN an amount equal to the amount of the credit that GALAGEN gave to the customer for such Product.

9.    ADDITIONAL OBLIGATIONS OF THE PARTIES.

     9.1   OBLIGATIONS OF GALAGEN.  GALAGEN shall:

           (a) use reasonable efforts to promote the sale of the Products and to solicit and obtain orders for the same; and

           (b) promote the sale of the Products in a manner consistent with the specifications, features or capabilities of the Products as described in the technical and marketing literature provided by NMI and not knowingly make any false or misleading representations regarding the Products.

     9.2   OBLIGATIONS OF NMI.  NMI shall:

           (a) upon signing this Agreement, immediately deliver to GALAGEN all Product samples, technical specifications, Product lists, price lists, Product inventory and availability information, sales literature, customer lists, customer order history, and all other information useful or necessary to GALAGEN to carry out its obligations under this Agreement;

           (b) provide GALAGEN with the time and cooperation of NMI's personnel as may be reasonably useful or necessary for GALAGEN to carry out its obligations under this Agreement;

           (c) provide to GALAGEN a certificate of insurance reflecting GALAGEN as an additional insured party to its coverage for products liability insurance; and

           (d) keep accurate books and records relating to sales of the Products.

10.  EXPIRATION AND TERMINATION OF AGREEMENT.

     10.1 AUTOMATIC TERMINATION. This Agreement shall terminate on the earliest to occur of December 31, 1998, the consummation of the Acquisition or the termination of the Asset Purchase Agreement.

     10.2  OPTION TO TERMINATE.  This Agreement may be terminated at any time:

           (a)   by a written agreement signed by both Parties hereto;

           (b) by either Party if the other Party defaults in the performance of any material term or condition of this Agreement, and if such default shall continue

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unremedied for a period of ten (10) days after written notice thereof is given to the defaulting Party by the other Party;

           (c) by either Party upon liquidation, dissolution, reorganization, merger, sale of substantially all of the assets or change in the voting control or corporate form of the other Party; or

           (d)   by either Party:

                (i) if a receiver is appointed for the other Party or its property;

                (ii) if the other Party becomes insolvent or unable to pay its debts as they become due or ceases to pay its debts as they become due in the ordinary course of business or makes an assignment for the benefit of its creditors; or

                (iii) if any proceedings are commenced by or for the other Party under any bankruptcy, insolvency, or debtor's relief law.

     10.3 EFFECT OF TERMINATION. In the event of expiration or termination of this Agreement:

          (a) neither Party shall be liable to the other because of such expiration or termination for compensation, reimbursement or damages for the loss of prospective business, customers, profits or anticipated sales on account of any expenditures, investments, leases or commitments made by either Party in connection with the business or goodwill of NMI or GALAGEN or for any other reason whatsoever arising out of such expiration or termination. Notwithstanding the foregoing, in the event of the termination of this Agreement, NMI shall fulfill on a timely basis all orders for Products placed with NMI;

          (b) adjustment and payment of all claims (excluding any warranty or product liability claims) between GALAGEN and NMI arising from orders accepted and shipped by NMI under this Agreement shall occur no later than sixty (60) days after the effective date of expiration or termination of the Agreement;

          (c) each Party shall return to the other all property and proprietary information of the other; and

          (d) any default under or breach of this Agreement shall constitute a default or breach of the Asset Purchase Agreement, and the parties shall be entitled to all appropriate remedies thereunder.

     10.4 SURVIVAL. Upon the termination of this Agreement, all privileges, rights and obligations herein shall expire, except that NMI's obligations under
SECTION 8 and each

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Party's obligations under SECTIONS 11 through 18 shall survive and continue in full force and effect.

11.  RELATIONSHIP OF PARTIES

     The parties are independent contractors under this Agreement and nothing herein shall be construed to create an employment, partnership, joint venture or agency relationship between them. Neither Party shall have the power to act for, bind, or otherwise create or assume any obligation on behalf of the other Party, express or implied, for any purpose whatsoever. Except as specifically provided herein, neither Party assumes any liabilities of the other Party.

12.  NOTICES

     Any notice required hereunder to be given by either Party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by courier service, with written verification of delivery, or by facsimile transmission (with receipt confirmed) to the other Party to the address or telephone number set forth below or to such other address or telephone number as either Party may designate from time to time according to this provision. A notice delivered personally shall be effective upon receipt. A notice sent by facsimile transmission shall be effective twenty-four hours after the dispatch thereof. A notice delivered by mail or by private courier service shall be effective on the third day after the day of mailing.

If to NMI:                           with a copy to

Nutrition Medical, Inc.              Dorsey & Whitney LLP
9850 51st Ave N.                     220 South Sixth Street
Minneapolis, MN 55442                Minneapolis, MN 55402
Attention: President                 Attention: Kenneth L. Cutler

If to GALAGEN:                       with a copy to:

GalaGen Inc.                         Faegre & Benson LLP
4001 Lexington Avenue North          2200 Norwest Center
Arden Hills, Minnesota 55126         90 South Seventh Street
Attention:  Robert A. Hoerr          Minneapolis, Minnesota 55402
                                     Attention:  Kris Sharpe

13.  SEVERABILITY

     If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

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14.  WAIVER OR MODIFICATION

     Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the Parties hereto.

15.  ENTIRE AGREEMENT

     This Agreement constitutes the full and complete understanding and agreement of the Parties hereto with respect to the license and sale and distribution of the Products by NMI to GALAGEN during the Term and, except as specifically provided herein, supersedes all prior oral or written understandings and agreements with respect thereto.

16.  PROPRIETARY INFORMATION

     The Parties recognize that certain technical information which may be disclosed pursuant to this Agreement represents confidential and valuable proprietary information and therefore, except in accordance with the Asset Purchase Agreement or any ancillary document, each Party will not, without the written consent of the other Party, disclose such information to any person other than those of its employees who have a need to know such information in order to utilize it for the purposes of this Agreement or use such information other than for the purposes of this Agreement.

     In the event that the Asset Purchase Agreement is terminated, NMI will retain all customer information relating to sales of the Products hereunder. In addition, GALAGEN will return all proprietary information of NMI to NMI or provide certification of destruction thereof, except that GALAGEN may retain copies of such documents as may be required for GALAGEN to maintain its corporate records. Any proprietary information of NMI retained by GALAGEN for its corporate records may not be used by GALAGEN for any purpose other than as documentation of its past transactions.

17.  SUCCESSORS

     The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors, and administrators, as the case may be, except that neither this Agreement nor the rights or obligations hereunder shall be assignable or transferable by either Party, either in whole or in part, without the prior written consent of the other Party.

18.  GOVERNING LAW; VENUE

     This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to the conflict of laws. The Parties agree that proper venue and jurisdiction for any action or proceeding in connection with this Agreement shall be the courts in the State of Minnesota.

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19.  COUNTER PARTS

     This Agreement may be executed in counterparts, each of which shall be considered an original.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the date first given above.

NUTRITION MEDICAL, INC.                GALAGEN INC.

By  /s/ Anwar H. Bhimani               By  /s/ Gregory Waldon
   -----------------------------          ------------------------------

   Its  Corporate Secretary               Its  Chief Financial Officer
       -------------------------              --------------------------

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                                                                 SCHEDULE 1


                                   PRODUCTS


                         1.        Fiber-PRO
                         2.        Glutasorb Ready to Use
                         3.        GlucoPro Vanilla
                         4.        L-Emental Hepatic
                         5.        L-Emental Pediatric
                         6.        L-Emental
                         7.        Nitro-PRO
                         8.        Pro-Peptide for Kids
                         9.        Pro-Peptide Unflavored
                         10.       Pro-Peptide VHN
                         11.       Pro-Peptide Vanilla
                         12.       Nutrition Liquid
                         13.       Nutrition Plus Liquid
                         14.       Instant Nutrition
                         15.       Instant Nutrition (Lactose Free)
                         16.       ISO-PRO
                         17.       ISO-LAN
                         18.       ULTRA-PRO
                         19.       ULTRA-LAN
                         20.       NUTRA-LAN